Exhibit 5.1

KANE KESSLER, P.C. 600 THIRD AVENUE NEW YORK, NEW YORK 10016-1901 TEL 212.541.6222 FAX 212.245.3009 WWW.KANEKESSLER.COM WRITER’S DIRECT NUMBER WRITER’S EMAIL

March 14, 2024

Cadre Holdings, Inc.

13386 International Parkway

Jacksonville, FL 32218

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

Cadre Holdings, Inc., a Delaware corporation (the “Company”), has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (the “Registration Statement”) pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), covering an underwritten public offering by Kanders SAF, LLC, a shareholder of the Company (“Selling Shareholder”) of 163,127 shares (the “Secondary Shares”) of Common Stock. The Secondary Shares are to offered and sold pursuant to an underwriting agreement to be entered into by and among the underwriters (“Underwriters”), the Company and the Selling Shareholder (the “Underwriting Agreement”). The Registration Statement incorporates by reference the registration statement on Form S-3 (File No. 333-271328) filed with the Commission on April 19, 2023 (“Initial Registration Statement”), as amended by Amendment No. 1 filed with the Commission on May 16, 2023 (“Amendment No. 1” and collectively with the Initial Registration Statement, the “Prior Registration Statement”) which was declared effective on June 1, 2023, including the prospectus that is part of the Prior Registration Statement (the “Prospectus”).

In our capacity as special counsel to the Company in connection with the matters referred to above, we have examined copies of the following: (i) the Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect (the “Amended and Restated Certificate”); (ii) the Amended and Restated Bylaws of the Company, currently in effect (the “Bylaws”); (iii) certain records of the Company’s corporate proceedings as reflected in its minute books; (iv) the Registration Statement, the Initial Registration Statement and Amendment No. 1, in the forms they were filed with the Commission, as amended to the date hereof; and (v) the form of the Prospectus included as a part of the Prior Registration Statement and incorporated by reference into the Registration Statement with respect to the shares of Common Stock.

We have also examined such other documents, papers, authorities, and statutes, and have made such inquiries of Company officers and representatives, as we have deemed necessary to form the basis of the opinions hereinafter set forth.

We have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for the opinions expressed in this opinion letter. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons. As to certain facts material to this opinion, we have relied upon oral or written statements and representations of officers and other representatives of the Company. We have also assumed that an appropriate prospectus with respect to the Secondary Shares included therein to be offered pursuant to the Underwriting Agreement will be prepared, delivered and filed in compliance with the Securities Act. We have also relied on certificates of public officials, and such other documents and information as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have not undertaken any independent investigation to determine the accuracy of any such facts.

On the basis of the foregoing and the assumptions set forth below, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Secondary Shares have been duly authorized and validly issued and are fully paid and non-assessable.

The opinions set forth in this opinion letter are limited to the General Corporation Law of the State of Delaware and the law of the State of New York, in each case as in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Validity of the Securities” in the Prior Registration Statement and the Prospectus forming a part thereof and any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

We are qualified to practice law in the State of New York and do not purport to be experts on any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States. We are not admitted or qualified to practice in the State of Delaware; however, we are generally familiar with the General Corporation Law of the State of Delaware as currently in effect and have made such inquiries as we deem necessary to render the opinions contemplated herein. We express no opinion regarding the Securities Act, or any other federal or state securities laws or regulations.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion letter is limited to the specific legal matters expressly set forth herein and is limited to present statutes, regulations, and administrative and judicial interpretations. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or regulations.

Very truly yours,

KANE KESSLER, P.C.

By:	/s/ KANE KESSLER, P.C.